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                                                                   EXHIBIT 23.07


To - Easylink Information Technology Co., Ltd.


September 9, 2002


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Registration Statement Form F-1 (Amendment No. 3) of our report dated [June 7, 2002], on our audits of the consolidated financial statements of Easylink Information Technology Co., Ltd. as of December 31, 2000 and 2001 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".








MOORES ROWLAND
Chartered Accountants
Certified Public Accountants
Hong Kong